Exhibit 10.5

AMENDMENT NO.1 TO

MANAGEMENT SERVICES AGREEMENT

DATED AUGUST 1, 2012

This Amendment No.1 (this “Amendment”) to Management Services Agreement dated August 1, 2012 (the “2012 MSA”) is entered into as of January 1, 2017 by and between Verdugo Medical Management, Inc., a California corporation, and Eli E. Hendel, M.D., a Medical Corporation, a California Medical Corporation.

1.	Section 7(a) of the 2012 MSA is amended in its entirety to read as follows:

“This Agreement shall commence on the Effective Date and shall continue in full force and effect for a term ending on December 31, 2017 (the “Term”). The Term may be extended for an additional period of one (1) year upon the mutual agreement of the parties.”

2.	All other provisions of the 2012 MSA shall remain in full force and effect

3.	In the event of any conflict between the provisions of this Amendment and the 2012 MSA, the provisions of this Amendment shall govern.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of January 1, 2017.

VERDUGO MEDICAL MANAGEMENT, INC.

By	/s/ Warren Hosseinion, M.D.
Name:	Warren Hosseinion, M.D.
Title:	Chief Executive Officer

ELI HENDEL, M.D., A MEDICAL CORPORATION

By	/s/ Eli Hendel, M.D.
Name:	Eli Hendel, M.D.
Title:	President